Exhibit 99.1

NEWS RELEASE

Comstock Homebuilding Companies, Inc. Reports Results for Three and Nine Months Ended September 30, 2008

RESTON, Va., Nov 17, 2008 (GlobeNewswire via COMTEX News Network) — On Friday, November 14, 2008 Comstock Homebuilding Companies, Inc. (Nasdaq:CHCI) (“Comstock” or the “Company”) released its unaudited results for the three and nine months ended September 30, 2008.

For the three months ended September 30, 2008, the Company reported a net loss of ($2.2) million or ($0.13) per share basic and diluted on total revenue of $13.1 million, compared to a net loss of ($42.5) million or ($2.63) per share basic and diluted on total revenue of $52.0 million, for the three months ended September 30, 2007. For the nine months ended September 30, 2008, the Company reported a net loss of ($12.3) million or ($0.70) per share basic and diluted on total revenue of $41.5 million, compared to a net loss of ($48.8) million or ($3.04) per share basic and diluted on total revenue of $213.0 million, for the nine months ended September 30, 2007.

During the three months ended September 30, 2008 the Company continued to execute on its long-standing debt reduction initiative. Debt outstanding at September 30, 2008 was $117.4 million; a $35.6 million reduction from June 30, 2008, a $53.8 million reduction from December 31, 2007, and an $84.2 million reduction from September 30, 2007. At September 30, 2008 the actual principal amount outstanding under the Company’s senior unsecured notes was $9.0 million, as opposed to $13.0 million reflected on the Company’s balance sheet, as a result of the Company recording $4.0 million of future interest expense as additional debt pursuant to SFAS 15 (Accounting by Debtors and Creditors of Troubled Debt Restructurings) in connection with the restructuring of its $30.0 million senior unsecured notes in March 2008. The company’s adjusted net debt-to-cap ratio at September 30, 2008 (adjusted for the $4.0 million of accrued interest) was 70.2%.

Shareholder equity at September 30, 2008 was $35.2 million, or $1.97 per share, based on approximately 17.9 million shares outstanding. On a pro-forma basis, adjusted for the $4.0 million of future interest accrued to its senior unsecured debt, the Company’s book value per share was $2.19 on shareholder equity of $39.2 million.

“The market continues to be challenging with no immediate visibility to recovery,” said Christopher Clemente, Chairman and CEO. “However, real estate is a cyclical business and every down cycle is ultimately followed by a recovery. Our primary focus is completing the restructure of our loans so that we can position Comstock to survive this downturn and prosper in the coming recovery. We are hopeful that the attention being focused on the economy by the federal government will result in positive change that will stabilize house prices and ensure that affordable mortgage loans are readily available for all consumers.”

The Company reported the following orders, cancellations and backlog by segment for the three and nine months ended September 30, 2008:

	Three Months Ended September 30, 2008
(dollars in 000s)	Washington Metro	North Carolina	Georgia	Total

Gross new orders	19	19	4	42
Cancellations	5	4	3	12
Net new orders	14	15	1	30
Gross new order revenue	$6,129	$2,767	$1,060	$9,956
Cancellation revenue	$1,561	$794	$1,163	$3,518
Net new order revenue	$4,568	$1,973	$(103)	$6,438
Backlog units	5	16	4	25
Backlog revenue	$1,273	$4,449	$1,315	$7,037
Avg. backlog price	$255	$278	$329	$281

	Nine Months Ended September 30, 2008
(dollars in 000s)	Washington Metro	North Carolina	Georgia	Total

Gross new orders	61	49	17	127
Cancellations	17	15	10	42
Net new orders	44	34	7	85
Gross new order revenue	$20,194	$10,483	$5,260	$35,937
Cancellation revenue	$4,701	$4,419	$3,093	$12,213
Net new order revenue	$15,493	$6,064	$2,167	$23,724
Backlog units	5	16	4	25
Backlog revenue	$1,273	$4,449	$1,315	$7,037
Avg. backlog price	$255	$278	$329	$281

Additional results of the three months ended September 30, 2008 include:

•	Total cash on hand at September 30, 2008 was $10.1 million, with $6.3 million of unrestricted cash.

•	Gross profit on all revenue was $2.1 million, representing a gross margin of 16.1%, compared to $6.6 million, or 12.7%, for the three months ended September 30, 2007.

•

Gross profit from homebuilding was $1.3 million, representing a gross margin of 10.6%, compared to gross profit from homebuilding of $6.0 million, or 12.6%, for the three months ended September 30, 2007.

•	SG&A was $4.6 million, a $3.3 million, or 41.9% decrease as compared to SG&A of $7.9 million for the three months ended September 30, 2007.

•	Operating loss was ($4.7) million, or (35.7%), compared to ($70.3) million, or (135.2%), for the three months ended September 30, 2007.

•

The Company reported a $1.2 million gain on troubled debt restructuring related to foreclosures by BB&T. The gains resulted from the reversal of prior period impairments and relief from accrued interest and project costs.

•

The Company reported other income of $1.3 million including a $0.9 million gain related to the settlement of claims with the principal shareholders of Parker-Chandler Homes and a $0.4 million gain relating to defaulted unit purchases at the Company’s Eclipse project.

Additional results of the nine months ended September 30, 2008 include:

•	Gross profit on all revenue was $6.3 million, representing a gross margin of 15.1%, compared to $20.6 million, or 9.7%, for the nine months ended September 30, 2007.

•

Gross profit from homebuilding was $4.5 million, representing a gross margin of 11.3%, compared to gross profit from homebuilding of $19.6 million, or 9.8%, for the nine months ended September 30, 2007.

•	SG&A was $12.7 million, an $11.5 million, or 47.5%, decrease compared to SG&A of $24.2 million for the nine months ended September 30, 2007.

•	Operating loss was ($24.7) million, or (59.5%), compared to ($81.1) million, or (38.1%), for the nine months ended September 30, 2007.

•	Impairments and write-offs were $14.6 million, compared to $77.4 million for the nine months ended September 30, 2007.

About Comstock Homebuilding Companies, Inc.

Established in 1985, Comstock Homebuilding Companies, Inc. is a publicly traded, diversified real estate development firm with a focus on affordably priced for-sale residential products. Comstock builds and markets single-family homes, townhouses, mid-rise condominiums, high-rise condominiums, mixed-use urban communities and active adult communities. The company currently markets its products under the Comstock Homes brand in the Washington, D.C.; Raleigh, North Carolina; and Atlanta, Georgia metropolitan areas. Comstock Homebuilding Companies Inc. trades on Nasdaq under the symbol CHCI. For more information on the Company or it projects please visit www.comstockhomebuilding.com.

The Comstock Homebuilding Companies, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5034

Cautionary Statement Regarding Forward-Looking Statements

This release contains “forward-looking” statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual future results to differ materially from those projected or contemplated in the forward-looking statements. Additional information concerning these and other important risks and uncertainties can be found under the heading “Risk Factors” in the Company’s most recent form 10-K, as filed with the Securities and Exchange Commission on March 24, 2008. Comstock specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

Comstock Homebuilding Companies, Inc.
Income Statement
(dollars in 000s)	Three Months Ended,		Nine Months Ended,
	September 30,		September 30,
	2008	2007	2008	2007
Revenues
Revenue - homebuilding	$12,270	$47,769	$39,645	$201,106
Revenue - other	803	4,217	1,807	11,902

Total revenue	13,073	51,986	41,452	213,008
Expenses
Cost of sales -homebuilding	10,968	41,748	35,168	181,491
Cost of sales - other	1	3,643	28	10,947
Impairments and write-offs	2	69,017	14,580	77,400
Selling, general and administrative	4,566	7,860	12,725	24,235
Interest, real estate taxes and indirect costs related to inactive projects	2,199	—	3,615	—

Operating loss	(4,663)	(70,282)	(24,664)	(81,065)
Gain on troubled debt restructuring	(1,194)	—	(9,519)	—
Other income, net	(1,268)	(715)	(2,865)	(1,361)

Loss before minority interest	(2,201)	(69,567)	(12,279)	(79,704)
Minority interest	(4)	(2)	(7)	(7)

Total pre tax loss	(2,197)	(69,565)	(12,272)	(79,697)
Income taxes expense (benefit)	5	(27,097)	5	(30,893)

Net loss	$(2,202)	$(42,468)	$(12,277)	$(48,804)

Basic loss per share	$(0.13)	$(2.63)	$(0.70)	$(3.04)
Basic weighted average shares outstanding	17,475	16,151	17,431	16,046

Diluted loss per share	$(0.13)	$(2.63)	$(0.70)	$(3.04)
Diluted weighted average shares outstanding	17,475	16,151	17,431	16,046

Comstock Homebuilding Companies, Inc.
Balance Sheet
(dollars in 000s)	September 30, 2008	December 31, 2007

ASSETS
Cash and cash equivalent	$6,304	$6,822
Restricted cash	3,836	4,985
Receivables	210	370
Due from related parties	92	92
Real estate held for development and sale	147,019	203,860
Inventory not owned - variable interest entities	19,250	19,250
Property, plant and equipment, net	1,000	1,539
Other assets	2,692	22,058

TOTAL ASSETS	$180,403	$258,976

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and accrued liabilities	$8,544	$21,962
Obligations related to inventory not owned	19,050	19,050
Notes payable	104,392	141,214
Senior unsecured debt	12,962	30,000

TOTAL LIABILITIES	144,948	212,226

Commitments and contingencies
Minority interest	224	231

SHAREHOLDERS’ EQUITY
Class A common stock, $0.01 par value, 77,266,500 shares authorized, 15,211,455 and 15,120,955 issued and outstanding, respectively	152	151
Class B common stock, $0.01 par value, 2,733,500 shares authorized, 2,733,500 issued and outstanding	27	27
Additional paid-in capital	156,987	155,998
Treasury stock, at cost (391,400 Class A common stock)	(2,439)	(2,439)
Accumulated deficit	(119,496)	(107,219)

TOTAL SHAREHOLDERS’ EQUITY	35,231	46,519

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$180,403	$258,976

Comstock Homebuilding Companies, Inc.

Bruce Labovitz

703.230.1131

investor.relations@comstockhomes.com